CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK
“[…***…]”.
CONFIDENTIAL

SECOND AMENDMENT TO
LICENSE AND COLLABORATION AGREEMENT

This Second Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of August 10, 2021 (the “Amendment Effective Date”), by and between Zymeworks Inc., a corporation organized and existing under the laws of British Columbia (“Zymeworks”), having a place of business at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9, and Beigene, Ltd., a Cayman Island exempted company incorporated with limited liability (“BeiGene”), having a place of business at c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Zymeworks and BeiGene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Zymeworks and BeiGene entered into that certain License and Collaboration Agreement, dated November 26, 2018, as amended pursuant that certain First Amendment to Collaboration Agreement dated effective March 29, 2021, pursuant to which BeiGene obtained an exclusive license under certain patents and know-how controlled by Zymeworks to develop and commercialize Zymeworks’ proprietary bispecific HER2 antibody known as ZW25 in the Field in the Territory (the “Agreement”).
B.Zymeworks is conducting clinical development of the Licensed Product outside the Territory and wishes to expand the scope of its clinical development of Licensed Product to include engaging sites in certain countries in the Territory as part of its global clinical trials of the Licensed Product.
C.BeiGene wishes for Zymeworks to conduct such clinical development, all as further described below.
D.The Parties now desire to amend the Agreement as set forth herein.
    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.Section 1.66. Definitions. Section 1.66 of the Agreement is hereby deleted in its entirety and replaced with the following, and all references to the […***…]1 in the Agreement shall be replaced with references to the […***…]2:
1 Competitive Information – Other Commercially Sensitive Terms.
2 Competitive Information – Other Commercially Sensitive Terms.

“[…***…]3”
3.Section 6.1. Holder of Regulatory Approvals and Regulatory Submissions. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“6.1 Holder of Regulatory Approvals and Regulatory Submissions. BeiGene shall be the holder of Regulatory Approvals and Regulatory Submission for Licensed Products in the Field in the Territory, […***…]4. Zymeworks shall reasonably cooperate with BeiGene, at BeiGene’s request and expense, to enable BeiGene to obtain any or all such Regulatory Approvals and Regulatory Submissions. […***…]5.”
4.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. No waiver of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
5.Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

[Remainder of page left blank intentionally; signature page to follow.]

3 Competitive Information – Other Commercially Sensitive Terms.
4 Competitive Information – Other Commercially Sensitive Terms.
5 Competitive Information – Other Commercially Sensitive Terms.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

BEIGENE, LTD.

By: /s/ Angus J. Grant
Name: Angus J. Grant
Title: Chief Business Executive

[Signature page to Second Amendment to License and Collaboration Agreement]
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